                                                                   EXHIBIT 99.3

                                    EXECUTION



                        RECONSTITUTED SERVICING AGREEMENT


         THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of July, 2001, by and between LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital" or the "Seller"), and OCWEN FEDERAL BANK FSB, a federal savings bank (the "Servicer"), recites and provides as follows:

                                    RECITALS

         WHEREAS, the Seller has conveyed certain Mortgage Loans as identified on Schedule I hereto (the "Serviced Mortgage Loans") to Structured Asset Securities Corporation, a Delaware special purpose corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to Bank One, National Association, a national banking association, as trustee (the "Trustee"), pursuant to a trust agreement dated as of July 1, 2001 (the "Trust Agreement"), among the Trustee, Wells Fargo Bank Minnesota, National Association, as master servicer ("WFBM" and, together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer"), SASCO, as depositor, and The Murrayhill Company, as loss mitigation advisor (the "Loss Mitigation Advisor") under a Loss Mitigation Advisory Agreement dated as of July 1, 2001 between the Loss Mitigation Advisor and the Servicer (the "Loss Mitigation Advisory Agreement").

         WHEREAS, multiple classes of certificates (the "Certificates") will be issued on the Closing Date pursuant to the Trust Agreement, including Class D, the Class P Certificate and the Class X Certificate, and Lehman Brothers Inc. or a nominee thereof is expected to be the initial registered holder of the Class D, Class P and Class X Certificates.

         WHEREAS, subsequent to the Closing Date, Lehman Brothers Inc. intends to convey all of its rights, title and interest in and to the Class D, Class P and Class X Certificates and the payments and all other proceeds received thereunder to an owner trust in which it will hold the sole equity interest, which trust will issue net interest margin securities (the "NIM Securities") through an indenture trust, which NIM Securities will be secured, in part, by the payments on such NIM Securities (the "NIMS Transaction").

         WHEREAS, one or more insurers (collectively, the "NIMS Insurer") will each issue insurance policies guaranteeing certain payments under the NIM Securities to be issued in the NIMS Transaction.

         WHEREAS, in the event that there are two or more NIMS Insurers, it is intended that the rights provided to the NIMS Insurer hereunder will be allocated among two or more individual insurers that issue insurance policies in connection with the NIMS Transaction pursuant to a NIMS Insurer Agreement among such insurers and the parties hereto;

         WHEREAS, the Serviced Mortgage Loans are currently being serviced by the Servicer for Lehman Capital pursuant to the Residential Flow Servicing and Sale of Servicing Rights Agreement, dated August 1, 1999, between the Servicer, AMRESCO Residential Mortgage Corporation and Finance America, LLC (the "Finance America Agreement", which agreement was assigned to Lehman Capital).

         WHEREAS, Lehman Capital and the Servicer desire to transfer the servicing of the Serviced Mortgage Loans from the Finance America Agreement to the Residential Flow Servicing Agreement, dated August 1, 1999, between the Servicer and Lehman Capital (for Performing and Non-Performing Residential Mortgage Loans and REO Properties) (hereinafter, the "Flow Servicing Agreement") solely for purposes of this reconstitution.

         WHEREAS, Lehman Capital desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Master Servicer and the Seller to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

         WHEREAS, Lehman Capital and the Servicer agree that the provisions of the Flow Servicing Agreement shall apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a Reconstitution Agreement (as defined in the Flow Servicing Agreement) which shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

         WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right to terminate the rights and obligations of the Servicer upon the occurrence and continuance of a Servicer Event of Default under this Agreement.

         WHEREAS, Lehman Capital and the Servicer intend that each of the Master Servicer, the NIMS Insurer and the Trustee each be an intended third party beneficiary of this Agreement, provided that the rights extended to the NIMS Insurer pursuant to this Agreement shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guaranty of payment on such NIM Securities.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital and the Servicer hereby agree as follows:

                                    AGREEMENT

         1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Flow Servicing Agreement incorporated by reference herein, shall have the meanings (regardless if such terms are defined in the Flow Servicing Agreement, except for the term "Collection Account") ascribed to such terms in the Trust Agreement attached as Exhibit A hereto.

         2. Transfer. For administrative convenience, the Servicer and Lehman Capital hereby agree that the servicing of the Serviced Mortgage Loans currently being serviced under the Finance America Agreement shall be deemed transferred for servicing under the Flow Servicing Agreement as reconstituted by this Agreement.

         3. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Flow Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Flow Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

         4. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the trust fund created pursuant to the Trust Agreement (the "Trust Fund"), shall have the same rights as Lehman Capital under the Flow Servicing Agreement to enforce the obligations of the Servicer under the Flow Servicing Agreement and the term "Owner" as used in the Flow Servicing Agreement in connection with any rights of the Owner shall refer to the Master Servicer except as otherwise specified in Exhibit A hereto. The Master Servicer, with the prior consent of the Trustee and the NIMS Insurer, shall be entitled to terminate, and at the direction of the NIMS Insurer shall terminate, the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in a Servicer Event of Default, as provided in Article IX of the Flow Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be required to assume any of the obligations of Lehman Capital hereunder or under the Flow Servicing Agreement, and in connection with the performance of the Master Servicer's duties hereunder the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

         5. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

         6. Notices. All notices, consents, certificates or reports (collectively "written information") required to be delivered hereunder between or among the parties hereto (including any third party beneficiary thereof) shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

         All written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

                  Wells Fargo Bank Minnesota,
                    National Association
                  11000 Broken Land Parkway
                  Columbia, Maryland  21044
                  Attention:  Master Servicing
                  Department ARC 2001-BC5
                  Telephone:  (410) 884-2000
                  Facsimile:   (410) 884-2360

         All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

                  Wells Fargo Bank Minnesota
                    National Association
                  Minneapolis, Minnesota
                  ABA#:  091-000-019
                  Account Name:  Corporate Trust Clearing
                  Account Number:  3970771416
                  For further credit to: Collection Account No. 1452800 (ARC 2001-BC5)

         All written information required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

                  Bank One, National Association
                  1 Bank One Plaza
                  Mail Suite IL1-0126
                  Chicago, Illinois  60670
                  Attention:  Global Corporate Trust Services
                  Telephone:  (312) 526-7000
                  Facsimile:  (312) 526-7209

         All written information required to be delivered to Lehman Capital hereunder shall be delivered to Lehman Capital at the following address:

                  Lehman Capital, a Division of Lehman
                    Brothers Holdings Inc.
                  Three World Financial Center
                  New York, New York  10285-0900
                  Attention:  Manager, Contract Finance (ARC 2001-BC5)
                  Telephone:  (212) 526-5837
                  Facsimile:  (212) 526-6154

         All written information required to be delivered to the Servicer shall be delivered to the Servicer at the following address:

                  Ocwen Federal Bank FSB
                  The Forum, Suite 1002
                  1675 Palm Beach Lakes Boulevard
                  West Palm Beach, Florida 33401
                  Attention:  Secretary
                  Telephone:  (561) 682-8945
                  Facsimile:  (561) 682-8177

         All written information required to be delivered to the NIMS Insurer shall be delivered to the NIMS Insurer at the following address:

                  Radian Insurance Inc.
                  1601 Market Street
                  Philadelphia, Pennsylvania  19103
                  Attention: General Counsel

         7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

         8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         9. Reconstitution. Lehman Capital and the Servicer agree that this Agreement is a "Reconstitution Agreement" and that the date hereof is the "Reconstitution Date", each as defined in the Flow Servicing Agreement.




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


         Executed as of the day and year first above written.

                                        LEHMAN CAPITAL, A DIVISION OF
                                        LEHMAN BROTHERS HOLDINGS INC.



                                        By: /s/ Stanley Labanowski
                                            -----------------------------------
                                             Name: Stanley Labanowski
                                             Title:   Authorized Signatory


                             OCWEN FEDERAL BANK FSB



                                        By: /s/ Richard Delgado
                                            -----------------------------------
                                             Name: Richard Delgado
                                             Title:   Vice President

Acknowledged By:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Master Servicer


By: /s/ Amy Doyle
    -----------------------------------
     Name: Amy Doyle
     Title:   Assistant Vice President

BANK ONE, NATIONAL ASSOCIATION,
as Trustee


By: /s/ Steve M. Husbands
    -----------------------------------
     Name: Steve M. Husbands
     Title:   Assistant Vice President

                                    EXHIBIT A

                  Modifications to the Flow Servicing Agreement


1. Unless otherwise specified herein, any provisions of the Flow Servicing Agreement, including definitions, relating to (i) representations and warranties of the Owner, (ii) Agency Transfers, Pass-Through Transfers, whole loan transfers, reconstitution and securitization, (iii) the sale and purchase of the Serviced Mortgage Loans and Setup Expenses, (iv) Transfer Dates, (v) Non-Performing Loans, and (vi) Preliminary Servicing Period, shall be disregarded. The exhibits to the Flow Servicing Agreement and all references to such exhibits shall also be disregarded.

2. For reporting purposes, a Serviced Mortgage Loan is "delinquent" when any payment contractually due thereon has not been made by the close of business on the due date therefor. Such Serviced Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent" and the second immediately succeeding month and "90 days Delinquent" and the third immediately succeeding month.

3. The definition of "Accepted Servicing Practices" is hereby deleted and replaced by the following:

                  With respect to any Serviced Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Serviced Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

4. The definition of "Ancillary Income" in Article I is hereby amended by adding the words "as additional compensation" to the end of the last sentence.

5. A new definition of "Adverse REMIC Event" is hereby added to Article I to read as follows:

                  "Adverse REMIC Event": As defined in Article X of the Trust Agreement.


6. The definition of Business Day in Article I is hereby amended by adding ", Illinois, Minnesota and Maryland" immediately following the word "New York" in the definition thereof.

7. The definition of "Collection Account" in Article I is hereby amended by deleting the words "in trust for Lehman Capital, a Division of Lehman Brothers Holdings Inc. and its successors and assigns" and substituting the following words: "in trust for Wells Fargo Bank Minnesota, National Association, as Master Servicer for the ARC 2001-BC5 Trust."

8. The definition of "Collection Period" in Article I is hereby amended in its entirety to read as follows:

                  "Collection Period" means with respect to each Distribution Date, the period commencing on the second day of the month immediately preceding the month of the related Distribution Date and ending on the first day of the month of such Distribution Date.

9. The definition of "Current Servicer" in Article I shall be deleted in its entirety.

10. A new definition of "Custodial Agreement" is added to Article I immediately following the definition of "Current Servicer" to read as follows:

                  "Custodial Agreement" means the custodial agreement between Bankers Trust Company of California, N.A., as custodian, and Bank One, National Association, as trustee, relating to the custody of the Mortgage Files for the Serviced Mortgage Loans.

11. The definition of "Custodian" in Article I is hereby amended in its entirety to read as follows:

                  "Custodian" means Bankers Trust Company of California, N.A. or any successor custodian appointed pursuant to the Custodial Agreement.

12. The definition of "Distribution Date" in Article I is hereby amended in its entirety to read as follows:

                  "Distribution Date" means the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

13. A new definition of "Distressed Mortgage Loan" is added to Article I immediately following the definition of "Distribution Date" to read as follows:

                  "Distressed Mortgage Loan" means as of any Determination Date, any Serviced Mortgage Loan that is delinquent in payment for a period of 90 days or more, without giving effect to any grace period permitted by the related Mortgage Note, or for which the Servicer or Trustee has accepted a deed in lieu of foreclosure.

14. The definition of "Eligible Account" in Article I is hereby amended in its entirety to read as follows:

                  "Eligible Account" means a segregated account maintained by either (i) a depository institution the accounts of which are insured by the FDIC and the short-term debt obligations of which (or in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" or better by S&P or "Prime-1" or better by Moody's (or a comparable rating, if another rating agency is specified by the Master Servicer by written notice to the Servicer and the NIMS Insurer) or (ii) the corporate trust department of any bank the debt obligations of which are rated at least AA or its equivalent by either of S&P or Moody's.

15. The definition of "Escrow Accounts" in Article I is hereby amended by deleting the words "for Lehman Capital, a Division of Lehman Brothers Holdings Inc. and its successors and assigns, and various mortgagors" and replacing them with the following words: "for Wells Fargo Bank Minnesota, National Association, as Master Servicer for the ARC 2001-BC5 Trust and various mortgagors".

16. The definition of "Fitch" in Article I is hereby amended to read as follows:

                  "Fitch" means Fitch, Inc. and its successors and assigns.


17. A new definition of "MGIC", "MGIC Mortgage Guaranty Master Policy" and "Monthly Advance" are added to Article I immediately following the definition of "Missing Document Report" to read as follows:

                  "MGIC" means Mortgage Guaranty Insurance Corporation and its successors in interest.

                  "MGIC Mortgage Guaranty Master Policy" means the master primary mortgage insurance policy (No. 12-136-4-1893), including all related assignments, supplements and endorsements, acquired by the Seller for the Trust Fund from MGIC for certain of those Serviced Mortgage Loans listed in
                  Schedule I-A hereto with loan-to-value ratios determined as of the date of origination of greater than 60% and which Serviced Mortgage Loans shall be specifically identified to, and labeled for, the Servicer by certificate number, Alltel/CPI Number, the percentage of such Serviced Mortgage Loan's principal balance insured by MGIC and other applicable insurance coverage information in a separate schedule to be provided to the Servicer by the Seller within five Business Days after the Closing Date.

                  "Monthly Advance" means with respect to each Distribution Date and each Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Serviced Mortgage Loan Remittance Rate) that was due on the Serviced Mortgage Loan, and that was delinquent at the close of business on the first day of the month in which such Distribution Date occurs, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Serviced Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Serviced Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer (and a copy of which shall be provided by the Servicer to the NIMS Insurer) setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker's price opinion and any other information or reports obtained by the Servicer which may support such determination.

18. The definition of "Mortgage Insurance" in Article I is hereby amended and restated in its entirety to read as follows:

                  "Mortgage Insurance" means any mortgage insurance, including the MGIC Mortgage Guaranty Master Policy or the PMICO Master Policy, or guaranty relating to a Serviced Mortgage Loan issued by a Mortgage Insurer.

19. The definition of "Non-Recoverable Advance" in Article I is hereby amended by replacing the reference to "Section 2.3(b)" with "Section 2.3(c)".

20. The definition of "Opinion of Counsel" is hereby amended and restated as follows:

                  "Opinion of Counsel" A written opinion of counsel, who may be an employee of the Servicer, that is reasonably acceptable to the Trustee, the Master Servicer and the NIMS Insurer, provided that any Opinion of Counsel relating to (a) qualification of the Serviced Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trustee, the Master Servicer, and the NIMS Insurer, who (i) is in fact independent of the Seller, the Servicer and any Master Servicer of the Serviced Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller, the Servicer or any Master Servicer of the Serviced Mortgage Loans or in an affiliate of any such entity and (iii) is not connected with the Seller, the Servicer or any Master Servicer of the Serviced Mortgage Loans as an officer, employee, director or person performing similar functions.

21. A new definition of "PMICO" and PMICO Master Insurance Policy" is added to Article I to immediately follow the definition of "Person" and to read as follows:

                  "PMICO" means PMI Mortgage Insurance Co. and its successors in interest.

                  "PMICO Master Policy" means the bulk primary first lien master policy (No. 21092-0001), including all related assignments, supplements and endorsements, acquired by the Seller for the Trust Fund from PMICO for certain of those Serviced Mortgage Loans listed in Schedule I-B hereto with loan-to-value ratios determined as of the date of origination of greater than 60% and which Serviced Mortgage Loans shall be specifically identified to, and labeled for, the Servicer by certificate number, Alltel/CPI Number, the percentage of such Serviced Mortgage Loan's principal balance insured by PMICO and other applicable insurance coverage information in a separate schedule to be provided to the Servicer and the NIMS Insurer by the Seller within five Business Days of the Closing Date.

22. A new definition of "Prepayment Charge" is added to Article I to immediately precede the definition of "Prepayment Interest Shortfall Amount" and to read as follows:

                  "Prepayment Charge" means with respect to any Serviced Mortgage Loan and Distribution Date, the charges or premiums, if any, exclusive of any servicing charges collected by the Servicer in connection with a Mortgage Loan payoff due in connection with a full or partial prepayment of such Serviced Mortgage Loan during the immediately preceding Collection Period in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

23. The definition of "Prepayment Interest Shortfall Amount" in Article I is hereby amended by inserting the words (i) "voluntary (not including discounted payoffs)" between the words "a" and "principal" in the second line thereof, (ii) "or in part" between the words "full" and "during" in the second line thereof and (iii) "for Prepayments in full only" at the end of the parenthetical.

24. A new definition of "Prime Rate" is added to Article I immediately following the definition of "Prepayment Interest Shortfall Amount" to read as follows:

                  "Prime Rate" means the prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

25. A new definition of "Purchase Price" is added to Article I immediately following the definition of "Property Protection Expenses" to read as follows:

                  "Purchase Price". With respect to any Mortgage Loan or REO Property to be purchased by the NIMS Insurer pursuant to
                  Section 6.10, an amount equal to the sum of (i) 100% of the principal balance thereof as of the date of purchase, (ii) accrued interest on such principal balance at the applicable mortgage interest rate in effect from time to time to the due date as to which interest was last covered by a payment by the Obligor or a Monthly Advance by the Servicer or Master Servicer and (iii) any unreimbursed Servicing Advances, Monthly Advances and any unpaid Servicing Fees allocable to such Distressed Mortgage Loan.

26. The definition of "Property Protection Expenses" in Article I is hereby amended by adding the word "reasonable" at the beginning of clauses (h) and (i).

27. The definition of "REO Property" in Article I is hereby amended by replacing the word "Owner" with "the Trustee on behalf of the Trust Fund".

28. The definition of "Servicing Advances" in Article I is hereby amended in its entirety to read as follows:

                  "Servicing Advances" means all customary, reasonable and necessary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Servicer in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, (a) Property Protection Expenses, Escrow Payments, and Property Improvement Expenses, and (b) any enforcement or administrative or judicial proceedings, including foreclosures.

29. The definition of "Servicing Fee" in Article I is hereby amended in its entirety to read as follows:

                  "Servicing Fee" means an amount equal to one-twelfth the product of (a) a rate per annum equal to 0.50% and (b) the outstanding principal balance of the Serviced Mortgage Loan. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer or as otherwise provided under this Agreement. In the event servicing is transferred to a successor servicer, clause (a) of the Servicing Fee may not exceed 0.50% per annum.

30. The definition of "Servicing File" in Article I is hereby replaced with the following:

                  "Servicing File" means with respect to each Loan, the file retained by the Servicer.

31. The parties hereto acknowledge that Section 2.1 (Transfer of Servicing Files to Servicer) of the Flow Servicing Agreement shall be inapplicable to this Agreement.

32. A new definition of "Servicer Prepayment Charge Payment Amount" is added to Article I immediately after the definition of "Servicing File" to read as follows:

                  "Servicer Prepayment Charge Payment Amount" means any amounts paid by the Servicer as a result of an impermissible waiver of a Prepayment Charge pursuant to Section 40 of this Agreement.

33. The parties hereto acknowledge that the provisions of Section 2.2 (Release of Loan Documents) are superceded by the provisions of the Custodial Agreement.

34. Section 2.3(a) is hereby amended by replacing the word "Owner" in the first, second and eighteenth lines thereof with the words "Trustee and the Trust Fund"; by adding "if the accounts of the Servicer are FDIC insured" after the first use of the word "Servicer" in the seventh line thereof; and by inserting the following words at the end of clause
         (b)(i) of such section: "and amounts paid by the Servicer or any other person in respect thereof shall be deposited in the Collection Account on the Distribution Date immediately following the Prepayment Period in which such payoffs, installments, Prepayment Charges (or any amounts paid by the Servicer or any person in respect thereof) were received or incurred."

35. The second paragraph of Section 2.3(f) is hereby amended and restated in its entirety to read as follows:

                  "Subject to the preceding paragraph, Servicer shall keep in force during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit Servicer to be qualified as a FNMA or FHLMC seller servicer and shall by its terms not be cancelable without thirty days' prior written notice to the Trustee, the Master Servicer and the NIMS Insurer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. On an annual basis, the Servicer shall furnish to the Trustee, the Master Servicer and the NIMS Insurer a copy of each such bond and insurance policy (or, in lieu thereof, a certificate of fidelity bond coverage) if such entity so requests."

36. Section 2.3(b) is hereby amended by (i) adding the words ", Mortgage Insurance policies" immediately after the words "Flood Insurance policies" in clause (iv) thereof and (ii) by deleting the word "and" at the end of clause (iv), deleting the period at the end of clause (v) and replacing it with a semi-colon followed by the word "and", and by adding a new clause (vi) to read as follows:

                  (vi) any Prepayment Interest Shortfall Amount.

37. Section 2.3(e) is hereby amended by replacing the reference to "Owner" in the third line thereof with "Trustee and Trust Fund".

38. Section 2.3(i) is hereby amended by adding ", the Trustee" after the word "Obligor" in the second line thereof.

39. Section 2.5 (Servicing Compensation) is hereby amended by deleting the first two sentences thereof and by replacing the final sentence with the following:

                  In the event that the Servicer deposits into the Collection Account any Ancillary Income, the Servicer may withdraw such amount pursuant to Section 6.2(c).

40.      Section 3.1 (Default Management Responsibilities) is hereby amended by
         (a) replacing the references to "Owner" with "Trustee and Trust Fund" in each instance, and by adding as the last sentence thereof the following:

                           "Notwithstanding anything to the contrary in this
                  Agreement, the Servicer shall not, (except in the case where a default by the related Mortgagor has occurred or is, in the reasonable judgment of the Servicer, imminent), knowingly permit any modification, waiver or amendment of any material term of any Serviced Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Serviced Mortgage Loan or the collateral therefor) unless the Servicer shall have provided to the Master Servicer, the NIMS Insurer and the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event. The cost of such Opinion of Counsel shall be reimbursable pursuant to Section 6.2(d)." The Servicer shall notify the Loss Mitigation Advisor of any modification made to a Serviced Mortgage Loan if the result of such modification is to increase the current loan-to-value ratio in excess of 100%."

         and (b) adding the following paragraph as the second paragraph thereof:

                  The Servicer or any designee of the Servicer shall not waive any Prepayment Charge or fee with respect to any Serviced Mortgage Loan which contains a Prepayment Charge and which prepays during the term of the penalty. If the Servicer or its designee fails to collect the Prepayment Charge upon any prepayment of any Serviced Mortgage Loan which contains a Prepayment Charge, the Servicer shall pay to the Trust Fund at such time by means of a deposit into the Collection Account an amount equal to the Prepayment Charge which was not collected; provided, however, the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 3.1 if the failure to collect such amount is the result of inaccurate or incomplete information on the Prepayment Charge Schedule provided by Lehman Capital and which is included as part of the Schedule of Serviced Mortgage Loans at Schedule 1-A and Schedule 1-B attached hereto. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Charge without remitting the amount of the foregone Prepayment Charge to the Collection Account if (i) such waiver relates to a prepayment which is not a result of a refinancing by the Servicer or any of its affiliates and (ii) the Serviced Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the Serviced Mortgage Loans and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Serviced Mortgage Loan or (iii) the collection of the Prepayment Charge would be in violation of applicable laws.

41. Section 3.2 (Foreclosure) is hereby amended by (i) replacing the first sentence thereof with the following:

                           In the event that any payment due under any Serviced
                  Mortgage Loan remains delinquent for a period of 65 days or any other default continues for a period of 65 days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings and provide notice thereof to the Master Servicer, the NIMS Insurer and the Trustee in writing. The Servicer shall retain an attorney and supervise the conduct of the foreclosure proceeding.

                  ; (ii) by replacing the word "Owner" in the sixth line thereof with "the Trust Fund"; and (iii) by amending and restating the third sentence thereof to read as follows:

                           Notwithstanding anything to the contrary contained
                  herein, in the event Servicer has reasonable cause to believe that a Property is an Environmental Problem Property, Servicer shall notify the Master Servicer and the NIMS Insurer of the existence of the Environmental Problem Property, discuss such problem, make a recommendation to the

                  Master Servicer and the NIMS Insurer regarding the handling of the property and carry out the recommendation unless otherwise directed by the NIMS Insurer in writing within 30 days after the Master Servicer's and NIMS Insurer's receipt thereof (or deemed receipt) of such notice in accordance with this Agreement. In the event of a conflict between the instructions of the Master Servicer and the NIMS Insurer, the instructions of the NIMS Insurer will override.

42. Section 3.3 (Deed in Lieu) is hereby amended by replacing the word "Owner" in the fourth and seventh lines thereof with "Trustee and Trust Fund", and by amending and restating the fourth sentence thereof in its entirety to read as follows:

                           Nothwithstanding anything to the contrary mentioned
                  herein, in connection with a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in
                  Section 4.2 hereof, the Servicer shall notify the Master Servicer and the NIMS Insurer of the existence of the Environmental Problem Property, describe such Problem Property, make a recommendation to the Master Servicer and the NIMS Insurer regarding the handing of the Property and carry out the recommendations unless otherwise directed by the NIMS Insurer in writing within 35 days after the Master Servicer's and NIMS Insurer's receipt thereof (or deemed receipt) of such notice in accordance with this Agreement. In the event of a conflict between the instructions of the Master Servicer and the NIMS Insurer, the instructions of the NIMS Insurer shall override.

43. Section 3.4 (Priority; Insurance Claims) is hereby amended by replacing the word "Owner" with "Trust Fund".

44. Section 3.5 (Bankruptcy of Obligor) is hereby amended by replacing the word "Owner" with "Trust Fund".

45. Section 3.6 (Discounted Payoffs) is hereby amended by replacing the word "Owner" with "Master Servicer and NIMS Insurer" in the first sentence and with "Master Servicer or NIMS Insurer" in the second sentence.

46. Section 4.1 (Property Management and Disposition Services) is hereby amended by adding the following paragraphs after the first paragraph thereto:

                           In the event that the Trust Fund acquires any REO
                  Property in connection with a default or imminent default on a Serviced Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC and has notified the NIMS Insurer of such extension being granted by providing a copy of the application and the grant of such extension to the NIMS Insurer. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value as acceptable by the NIMS Insurer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

                           Notwithstanding any other provisions of this
                  Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
                  Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund and the NIMS Insurer with respect to the imposition of any such taxes.

47.      Section 4.2 is hereby amended in its entirety to read as follows:

                           Environmental Problems. If Servicer hereafter becomes
                  aware that a Property is an Environmental Problem Property, Servicer will notify Master Servicer and the NIMS Insurer of the existence of the Environmental Problem Property. Additionally, Servicer shall set forth in such notice a description of such problem, a recommendation to Master Servicer and the NIMS Insurer relating to the proposed action regarding the Environmental Problem Property, and Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by the NIMS Insurer in writing within five (5) days after each of their respective receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. In the event of a conflict between the instructions of the Master Servicer and the NIMS Insurer, the instructions of the NIMS Insurer shall override. Notwithstanding the foregoing, Servicer shall obtain the Master Servicer's and the NIMS Insurer's written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five
                  (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure. In the event of a conflict between the instructions of the Master Servicer and the NIMS Insurer, the instructions of the NIMS Insurer shall override. If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker's price opinion which reveals the potential for such problem), Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the Master Servicer and the NIMS Insurer.

48. Section 5.1 (Standards of Care and Delegations of Duties) is hereby amended by adding the following provision at the end of the penultimate sentence of clause (b):

                           "; provided that the NIMS Insurer shall have
                  consented to such sub-servicing arrangement or termination thereof and that the entering or termination of such sub-servicing agreement would not result in a withdrawal or downgrading by any Rating Agency of the rating on any Class of Certificates or the NIM Securities to be issued in the NIMS Transaction."

49. Section 5.3 (Access to Records) is hereby amended and restated in its entirety to read as follows:

                           If either the Master Servicer, the Trustee or the
                  NIMS Insurer provide reasonable prior written notice, any such party and its respective accountants, attorneys, or designees may examine the Servicing Files relating to the Serviced Mortgage Loans and the REO Properties during normal business hours of Servicer at the Trust Fund's expense. Such records shall not include any proprietary or confidential information as reasonably determined by the Servicer. The examining party or parties shall provide to the Servicer a copy of any report generated in connection with any such examination. In addition, the Servicer shall provide to the Master Servicer, the Trustee and the NIMS Insurer any other information, related to the Serviced Mortgage Loans and the Properties, reasonably requested by such parties.

50. Section 5.4 (Annual Audit) is hereby amended by changing the reference to "April 30, 2000" in the second line thereof to "April 30, 2002" and by changing the reference to "Owner" in the fourth line thereof to "the Master Servicer and the NIMS Insurer".

51. A new Section 5.5 is added to the Flow Servicing Agreement to read as follows:

                  Section 5.5       Annual Officer's Certificate.

                           On or before April 30 of each year, beginning with
                  April 30, 2002, the Servicer, at its own expense, will deliver to the Master Servicer, the NIMS Insurer and the Depositor a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

52. Section 6.2 (Remittances and Monthly Report) is hereby amended as follows:

                  (1)   the first sentence shall be deleted in its entirety;

                  (2) replacing the words "in the following priority" in the second sentence of the first paragraph with "as follows";

                  (3) paragraph (b) shall be deleted in its entirety and replaced with the following new paragraph (b):

                        (b) to make payments to the Master Servicer in the amounts and in the manner provided by Section 6.6.

                  (4) by replacing the words "then Servicer may seek reimbursement from Owner (as set forth in Section 6.4 below), it being understood that, in the case of such reimbursement from the Collection Account, Servicer's right thereto shall be prior to the rights of Owner" in paragraph (d) with "then the Servicer may reimburse itself from amounts on deposit in the Collection Account, it being understood that the Servicer's right to such amounts from the Collection Account shall be prior to the rights of the Trust Fund."

                  (5) new paragraphs (e) and (f) after paragraph (d) shall be added to read as follows:

                        (e) to reimburse the Servicer for Monthly Advances of the Servicer's funds made pursuant to Section 6.8. The Servicer's right to reimburse itself pursuant to this subclause (e) with respect to any Serviced Mortgage Loan shall be limited to amounts received on the related Serviced Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right to such reimbursement shall be prior to the rights of the Trust Fund; provided, however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Serviced Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Serviced Mortgage Loan, the Servicer may reimburse itself for such amounts from the Collection Account, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund;

                        (f) to reimburse the Servicer for any amounts owed pursuant to Section 8.3(a).

                  (6)      and by deleting the last paragraph.

53. Section 6.3 (Remittance Upon Termination) is hereby amended by restating paragraph (b) and paragraph (c) of such Section as follows:

                        (b) to make payments to the Master Servicer in the amounts and in the manner provided by Section 6.6; and

                        (c) to reimburse itself for all unpaid Servicing Fees, Monthly Advances and Servicing Advances, it being understood that the Servicer's rights to such reimbursement shall be prior to the rights of the Trust Fund.

54. The parties hereto acknowledge that Section 6.4 (Billing) shall be inapplicable to this Reconstitution Agreement.

55. The parties hereto acknowledge that Section 6.5 (Missing Document Report) shall be superseded by the provisions of the Custodial Agreement.

56. New Sections 6.6, 6.7, 6.8, 6.9, 6.10 and 6.11 are hereby added to the Flow Servicing Agreement to read as follows:

                  Section 6.6.      Remittances.

                           On each Distribution Date the Servicer shall remit on
                  a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Collection Account as of the close of business on the last day of the related Collection Period (net of charges against or withdrawals from the Collection Account pursuant to Section 6.2) (other than payments of principal due on or before August 1, 2001), plus (b) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to
                  Section 6.8, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, insurance proceeds, condemnation proceeds or REO Property disposition proceeds received after the applicable Collection Period, which amounts shall be remitted on the following Distribution Date, plus (d) any additional interest required to be deposited in the Collection Account in connection with a Prepayment Interest Shortfall Amount in accordance with Section 2.3(b)(vi), and minus (e) any amounts attributable to Monthly Payments collected but due on a due date or dates subsequent to the first day of the month in which such Distribution Date occurs, which amounts shall be remitted on the Distribution Date or Dates next succeeding the Collection Period for such amounts.

                           With respect to any remittance received by the Master
                  Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Collection Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the Distribution Date and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Distribution Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

                  Section 6.7       Statements to Master Servicer.

                           Not later than the 13th calendar day in the case of
                  the first Distribution Date and, thereafter, no later than the tenth calendar day, (or if such tenth calendar day is not a Business Day, the immediately preceding Business Day) of each month, the Servicer shall furnish to the Master Servicer and the NIMS Insurer (a) a monthly remittance advice containing such information and in a format mutually agreed between the Servicer and the Master Servicer (and acceptable to the NIMS Insurer) as to the accompanying remittance and the period ending on the preceding Determination Date and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer and the NIMS Insurer.

                           Such monthly remittance advice shall also be
                  accompanied with a supplemental report provided to the Master Servicer, the NIMS Insurer and the Seller which includes on an aggregate basis for the previous Due Period (i) the amount of claims filed, (ii) the amount of any claim payments made,
                  (iii) the amount of claims denied or curtailed and (iv) policies cancelled with respect to those Serviced Mortgage Loans covered by either (i) the MGIC Mortgage Guaranty Master Policy or (ii) the PMICO Master Insurance Policy (collectively, the "PMI Policies") or any other provider of primary mortgage insurance purchased by the Trust. The Master Servicer will convert such data into a format acceptable to the Trustee and the NIMS Insurer and provide monthly reports to the Trustee and the NIMS Insurer pursuant to the Trust Agreement; provided, however, notwithstanding anything to the contrary contained in either of such master primary mortgage insurance policies, the Servicer shall not be required to submit any supplemental reports including the foregoing data with respect to such policies until a reporting date that is at least 15 days after the Servicer has received sufficient loan level detail information from the Depositor to appropriately code its servicing system in accordance with either policy's requirements.

                           The Servicer shall provide the Master Servicer and
                  the NIMS Insurer with such information available to it concerning the Serviced Mortgage Loans as is necessary for the Master Servicer to prepare the Trust Fund's federal income tax return as the Master Servicer may reasonably request from time to time.

                  Section 6.8       Monthly Advances by Servicer.

                           On the Business Day immediately preceding each
                  Distribution Date, the Servicer
                  shall deposit in the Collection Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments which were due on the Serviced Mortgage Loans during the applicable Collection Period and which were delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Collection Account on or before any future Distribution Date if funds in the Collection Account on such Distribution Date shall be less than remittances to the Master Servicer required to be made on such Distribution Date. In no event shall the preceding sentence be construed as limiting the Servicer's right to (i) pass through late collections on the related Serviced Mortgage Loans in lieu of making Monthly Advances or (ii) reimburse itself for such Monthly Advances from late collections on the related Serviced Mortgage Loans.

                           The Servicer shall make Monthly Advances through the
                  Distribution Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the related Serviced Mortgage Loans.

                  Section 6.9       Compensating Interest.

                           The Servicer shall deposit in the Collection Account
                  on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of such distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Serviced Mortgage Loans.

                  Section 6.10      Purchase of Distressed Mortgage Loans.

                           The NIMS Insurer may, at its option, purchase a
                  Distressed Mortgage Loan; provided, however, prior to any such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loans pursuant to Section 6.8 unless it has deemed such Monthly Advances non-recoverable. Any such purchase shall be accomplished by remittance to the Master Servicer of the Purchase Price for the Distressed Mortgage Loan for deposit into the Collection Account established by the Master Servicer pursuant to the Trust Agreement. The Trustee and the Servicer shall immediately effectuate the conveyance of the purchased Distressed Mortgage Loan to the NIMS Insurer exercising the purchase option, including prompt delivery of the Servicing File and all related documentation to the applicable NIMS Insurer.

                  Section 6.11      Servicing and Administration of the PMI
                                    Policies.

                           (a) The Servicer shall take all such actions on
                  behalf of the Trustee as are necessary to service, maintain and administer the PMI Policies and to perform and enforce the rights under such Policies for its own account. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the PMI Policies. The Servicer shall not take, or permit any subservicer to modify or otherwise permit an assumption of a Serviced Mortgage Loan covered by a PMI Policy or take any other action with respect to such Serviced Mortgage Loan which would result in non-coverage under the applicable PMI Policy of any loss which, but for the actions of the Servicer or subservicer, would have been covered thereunder. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect the PMI Policies for as long as any Certificates are outstanding. The Servicer shall cooperate with PMI Insurers and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer to which the Servicer has access with respect to any Serviced Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in the PMI Policies, the Servicer shall not be required to submit any reports to the PMI Insurers until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from Lehman Capital to appropriately code its servicing system in accordance with each of the PMI Insurer's requirements.

                           (b) The Servicer shall deposit into the Collection
                  Account pursuant to Section 6.3 hereof all Insurance Proceeds received from the PMI Policies.

                           (c) Notwithstanding the provisions of (a) and (b)
                  above, the Servicer shall not take any action in regard to the PMI Policies inconsistent with the rights and interests of the Trustee, the NIMS Insurer or the Certificateholders under this Agreement.

                           (d) The Trustee shall furnish the Servicer with any
                  powers of attorney and other documents (within fifteen (15) days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer the PMI Policies; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

57. Section 7.1(e) (Litigation) is hereby amended by adding "in any one instance or in the aggregate," after "if adversely determined,".

58. A new paragraph is hereby added at the end of Section 7.1 (Representations and Warranties) to read as follows:

                           It is understood and agreed that the representations
                  and warranties set forth in Section 7.1 shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee and the Trust Fund. Upon discovery by either the Servicer, the Master Servicer, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Serviced Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

                           Within 60 days of the earlier of either discovery by
                  or notice to the Servicer of any breach of a representation or warranty set forth in Section 7.1 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Serviced Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the option of the Trustee or the NIMS Insurer, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Loans) to a successor Servicer selected by the Trustee with the prior consent and approval of the Master Servicer and the NIMS Insurer. Such assignment shall be made in accordance with
                  Section 10.4.

                           In addition, the Servicer shall indemnify (from its
                  own funds) the Trustee, the Trust Fund, the NIMS Insurer and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 7.1 constitute the sole remedies hereunder of the Master Servicer, the NIMS Insurer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties. The foregoing shall not limit, however, any remedies available to the Master Servicer, the Trustee, the NIMS Insurer or the Trust Fund available pursuant to any other agreement related hereto or to the insurance policy pursuant to which the NIM Securities in the NIMS Transaction are insured..

                           Any cause of action against the Servicer relating to
                  or arising out of the breach of any representations and warranties made in Section 7.1 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee, the NIMS Insurer or Master Servicer to the Servicer,
                  (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee, the NIMS Insurer or the Master Servicer for compliance with this Agreement.

59. Section 8.2 (Servicer's Indemnity of Owner) is hereby amended by changing the word "Owner" to "Master Servicer, Trustee, the Trust Fund and the NIMS Insurer" each time it appears therein.

60. Section 8.3 (Owner's Indemnity of Servicer; Limitation on Liability of Servicer) is hereby amended by (i) replacing Section 8.3(a) with the following:

                           The Servicer and any director or officer or employee
                  or agent of the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder.

         , (ii) deleting the fifth and sixth sentences of Section 8.3(d), (iii) changing the word "Owner" in Section 8.3(b) to "Master Servicer, Trustee, the Trust Fund or the NIMS Insurer", and (iv) by amending and restating Section 8.3(d) in its entirety to read as follows:

                           It is understood and agreed that during the term of
                  this Agreement, the Master Servicer and the Trustee may have access to certain Servicer's confidential and proprietary information, [[including the Servicing Files and certain other information relating to the Serviced Mortgage Loans which the Servicer may grant access to in its sole and absolute discretion the "Confidential Information".

                           The term "Confidential Information" does not include
                  information which becomes generally available to the public other than as a result of disclosure by the Master Servicer, the Trustee or their representatives, but shall be deemed to include any passwords or identification codes, access codes, modem dial-up numbers and similar items. The Master Servicer and the Trustee shall keep confidential and shall not divulge to any party other than an officer, employee or agent of Master Servicer or the Trustee who has a need-to-know, without Servicer's prior written consent, any Confidential Information. Additionally, the Master Servicer and the Trustee shall only permit its officers, employees or agents to perform procedures on Servicer's system which are specifically authorized by Servicer. The Confidential Information shall not be used or duplicated by Master Servicer or the Trustee for any purpose other than those purposes specified pursuant to the Trust Agreement or this Agreement. Each of the Master Servicer and the Trustee further agrees that the Confidential Information will not be used by it or its directors, officers, employees, invitees, agents or representatives, including, but not limited to outside counsel, in any way detrimental to Servicer, as determined in the reasonable judgment of Servicer, and in no event shall the Confidential Information be used without the prior written consent of the Servicer. In the event that Master Servicer or the Trustee are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that Master Servicer and the Trustee will provide Servicer with prompt notice of such request(s) and shall fully cooperate with the Servicer to seek an appropriate protective order and/or waive compliance with the provisions of this subsection, in Servicer's sole and absolute discretion. Each of the Master Servicer and the Trustee acknowledge that Servicer will incur irreparable damage if Master Servicer or the Trustee or their respective directors, officers, employees, invitees, agents or representatives breaches or threatens to breach any of the provisions of this subsection. Accordingly, each of the Master Servicer and the Trustee agrees to indemnify the Servicer from, and hold it harmless against, any loss, liability or expense arising in respect of any breach by the Master Servicer or the Trustee of their respective obligations under this subsection. This indemnity obligation shall survive the termination or discharge of this Flow Servicing Agreement, the resignation or removal of the Servicer, and the termination of the Trust Further, if any of the foregoing parties breaches or threatens to breach any of the provisions of this section, then Servicer shall be entitled, without prejudice, to all the rights and remedies available to it, including a temporary restraining order and an injunction restraining any breach of the provisions of this subsection (without any bond or other security being required therefore).

61.      Section 9.1 (Events of Default) is hereby amended as follows:

                           (a) by substituting the words "the Master Servicer or
                  the NIMS Insurer" for the word "Owner" in clause (a) and clause (b) thereof; and

                           (b) by substituting the words "the Master Servicer
                  and the NIMS Insurer" for the word "Owner" in clause (f) thereof.

62. The parties hereto acknowledge that the remedies set forth in Section 10.1(b) may be exercised by either the Master Servicer or Trustee on behalf of the Trust Fund and shall be exercised at the instructions of the NIMS Insurer.

63. A new paragraph is hereby added as the final paragraph of Section 10.1(b) to read as follows:

                           By a written notice, the Trustee and the Master
                  Servicer (with the prior written consent of the NIMS Insurer) may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default under Section 9.1 arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

64. Section 10.1(b) is hereby amended by adding the words ", the NIMS Insurer or the Trustee" after the word "Owner" in the third and twelfth lines thereof.

65.      Section 10.1(c) is hereby amended in its entirety to read as follows:

                           (c) The Seller may terminate the rights and
                  obligations of the Servicer under this Agreement without cause. Any such termination shall be with 30 days' prior notice, in writing and delivered to the Trustee, the Master Servicer, the NIMS Insurer and the Servicer by registered mail and shall require the written consent of the Master Servicer, the Trustee and NIMS Insurer. The Servicer shall comply with the termination procedures set forth in Section 10.4 hereof. The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to this Section 10.1(c). In the event of a termination pursuant to this Section 10.1(c), the Seller shall (i) appoint a successor servicer pursuant to
                  Section 10.4 and (ii) pay to the Servicer a sum, as liquidated damages, from its own funds without reimbursement, equal to the product of (a) two, (b) the annual servicing fee rate, and
                  (c) the aggregate unpaid principal balance of the Serviced Mortgage Loans for which this Agreement is going to be terminated as of the last day of the month following receipt of such notice of termination. In connection with any such termination by the Seller pursuant to this Section 10.1(c), the Seller will be responsible for reimbursing the Servicer for all unreimbursed Servicing Advances, Servicing Fees and Monthly Advances within fifteen days following the date of such termination without any right of reimbursement from the Trust Fund.

66.      Section 10.1(d) is hereby deleted in its entirety.

67. Section 10.2 is hereby amended by changing the word "Owner" to "Master Servicer, the Trustee, the Seller and the NIMS Insurer."

68. Section 10.3 (Servicer Not to Resign) is hereby amended by changing the word "Owner" to the "Master Servicer, the Trustee and the NIMS Insurer", except in the last sentence thereof where the word "Owner" shall be replaced by the word "Master Servicer".

69. The following new paragraphs are hereby added to Section 10.4 immediately preceding the existing paragraph of Section 10.4, to read as follows:

                           Within 90 days of the termination of the Servicer's
                  responsibilities and duties under this Agreement (a) pursuant to Sections 10.1(b) or 10.3 (except 10.3(ii)), the Master Servicer shall, in accordance with the provisions of the Trust Agreement, (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor acceptable to the NIMS Insurer (which acceptance will not be unreasonably withheld) and otherwise meeting the eligibility requirements of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement; or (b) pursuant to Section 10.1(c), the Seller shall appoint a successor acceptable to the NIMS Insurer (which acceptance will not be unreasonably withheld) which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement; provided, however, the obligation of the Master Servicer or the successor servicer to make Monthly Advances not made by the defaulting Servicer shall be effective immediately upon the termination of the defaulting Servicer. Any successor to the Servicer shall be subject to the approval of the Master Servicer, the Seller, the NIMS Insurer and each Rating Agency (as such term is defined in the Trust Agreement). Each Rating Agency must deliver to the Trustee and the NIMS Insurer a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction. In addition, with respect to any FHA Loans serviced hereunder, the Servicer shall provide notice of such change in servicers to HUD on HUD Form 92080 or such other form as prescribed by HUD, at least 10 days after such transfer of servicing. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Serviced Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 10.4 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 7.1 and the remedies available to the Trustee under Section 7.1, it being understood and agreed that the provisions of such Section 7.1 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                           Within a reasonable period of time, but in no event
                  longer than within 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee, the NIMS Insurer, the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Collection Account or any Escrow Account or thereafter received with respect to the Loans. In the event the Servicer is terminated pursuant to
                  Section 10.1(c), the Seller shall be responsible for payment from its own funds without reimbursement of any out-of-pocket costs incurred by the Servicer and the Master Servicer in connection with the transfer of the Serviced Mortgage Loans to a successor servicer.

                           Any successor appointed as provided herein shall
                  execute, acknowledge and deliver to the Trustee, the NIMS Insurer, the Servicer and the Master Servicer an instrument
                  (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section
                  7.1 and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections
                  10.1 or 10.3 shall not affect any claims that the Master Servicer, the NIMS Insurer or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

                           The Servicer shall deliver within three (3) Business
                  Days to the successor Servicer the funds in the Collection Account and Escrow Account and all Loan Documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                           Upon a successor's acceptance of appointment as such,
                  the Servicer shall notify the Trustee, the Master Servicer and the NIMS Insurer of such appointment in accordance with the notice procedures set forth herein.

                           Except as otherwise provided in this Agreement, all
                  reasonable costs and expenses incurred in connection with any transfer of servicing hereunder as a result of termination for cause or resignation of the Servicer, including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files or resigning and the other necessary data, to the successor servicer shall be paid by the terminated Servicer from its own funds without reimbursement.

70. The provisions of Article XI (Reconstitution) are superceded by this Agreement.

71. Section 12.1 (Successors or Assigns: No Third Party Beneficiaries) is hereby amended by deleting "No Third Party Beneficiaries" in the heading of such Section and by deleting the second sentence thereof in its entirety.

72.      Section 12.2 (Choice of Law) shall be deleted in its entirety.

73. Section 12.4 (Entire Agreement; Amendments; Waivers) is hereby amended by replacing "the party against whom such amendment is sought to be enforced" with "the Servicer and Lehman Capital, with the written consent of the Master Servicer, the Trustee and the NIMS Insurer", and by deleting the third sentence thereof and replacing it with "The Master Servicer, may, with the consent of the NIMS Insurer by written notice to the Servicer, extend the time for or waive the performance of any of the obligations of the Servicer hereunder."

74. Section 12.5 (No Joint Venture; Limited Agency) is hereby amended by replacing the word "Owner" with "the Trustee, the Trust Fund, the Master Servicer, the NIMS Insurer or Lehman Capital" in each instance.

75. New Sections 12.10 (Intended Third Party Beneficiaries), is added to the Flow Servicing Agreement to read as follows:

                  Section 12.10     Intended Third Party Beneficiaries.

                           Notwithstanding any provision herein to the contrary,
                  the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer, the Trustee and the NIMS Insurer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer, the Trustee and the NIMS Insurer as if they were parties to this Agreement, and the Master Servicer, the Trustee and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement). Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust Fund pursuant to the Trust Agreement and all rights of the NIMS Insurer set forth in this Agreement (other then the right of indemnification) shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guaranty of payment of such NIM Securities.

                                    Exhibit B

                        Trust Agreement for ARC 2001-BC5

                                   Schedule I

                       Schedule of Serviced Mortgage Loans


                                     S-II-1

                                  Schedule I-A

                       Schedule of Serviced Mortgage Loans
               covered by the MGIC Mortgage Guaranty Master Policy



                                     S-II-2

                                  Schedule I-B

                       Schedule of Serviced Mortgage Loans
                  covered by the PMICO Master Insurance Policy



                                     S-II-3